POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Michael Richman and Bomi Lee of Capital Integration Systems LLC and Elliot Gluck, Michael DeNiro, Paul Capuano and Leanne Aban of Willkie Farr & Gallagher LLP as such person’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key (“CIK”) and the CIK confirmation code (“CCC”) from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each closed-end investment company advised by CAIS Advisors LLC listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Willkie Farr & Gallagher LLP or Capital Integration Systems LLC or its affiliates (as the case may be). The undersigned hereby further ratifies and confirms any action taken by any of the above attorneys-in-fact prior to the date hereof that would be authorized hereby if the same had been taken on or after the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of August 4th, 2025.

By:        /s/ Terrence McCarthy

Print:        Terrence McCarthy

State of New York County of Orange

Notary Signature: /s/ Pamela S. Stockton

Printed Name of Notary: Pamela S. Stockton

[Notary Seal]

Annex A

CAIS Sports, Media and Entertainment Fund